Exhibit A-5(a)


                   (TEMPORARY REGISTERED BOND)

           This bond is not transferable except to a successor trustee under the Trust Indenture (Series 1999-B), dated as of June 1, 1999 (hereinafter called the "St. Charles Indenture"),
between   the   Parish  of  St.  Charles,  State   of   Louisiana
(hereinafter called the "Parish") relating to its Pollution Control Revenue Refunding Bonds (Entergy Louisiana, Inc. Project) Series 1999-B (hereinafter called the "St. Charles Bonds") and Chase Bank of Texas, National Association, as trustee.

                     ENTERGY LOUISIANA, INC.

           First Mortgage Bond, Environmental Series G

TR-1                                                  $67,200,000

           ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana (hereinafter called the "Company"), for value received, hereby promises to pay to

            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

or registered assigns, on June 1, 2030, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

        SIXTY-SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, without interest until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal at the rate of 6% per annum.

          This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Environmental Series G, all
bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by the Company's Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Fifty-fourth Supplemental Indenture dated as of June 1, 1999, called the "Mortgage"), dated as of April 1, 1944, to The Chase National Bank of the City of New York (Bank of Montreal Trust Company, successor) and Carl E. Buckley (Mark F. McLaughlin, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

           The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

           This bond is not transferable except to a successor trustee under the St. Charles Indenture, any such transfer to be made in the manner prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by his duly authorized attorney and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

           In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

            In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

           The bonds of this series are subject to redemption as provided in the Fifty-fourth Supplemental Indenture.

           To the extent provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

           The bonds of this series have been issued in order to evidence in part, prior to the Release Date, the obligation of the Company to make certain purchase price payments under the Refunding Agreement (Series 1999-B), dated as of June 1, 1999, between the Parish and the Company.

           The obligation of the Company to make any payment of the principal of the bonds of this series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the St. Charles Indenture of the amount of the corresponding payment required to be made by the Parish thereunder in respect of the principal of or premium, if any, or interest on the St. Charles Bonds.

           Bank of Montreal Trust Company, Corporate Trustee, and Mark F. McLaughlin, Co-Trustee, may conclusively presume that the obligation of the Company to pay the principal of the bonds of this series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the St. Charles Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the St. Charles Bonds has become due and payable and has not been fully paid and specifying the principal amount of St. Charles Bonds then due and payable and the amount of funds required to make such payment.

           No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

           This bond shall not become obligatory until Bank of Montreal Trust Company, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

           IN WITNESS WHEREOF, ENTERGY LOUISIANA, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

DATED:  June 25, 1999

                         ENTERGY LOUISIANA, INC.,

                         By______________________________
                                   Vice President
Attest:

________________________
Assistant Secretary

         CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                         BANK OF MONTREAL TRUST COMPANY,

                         as Corporate Trustee,


                         By______________________________
                                Authorized Signature